UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 6, 2010

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Items 5.03(a) and 5.07 -- Amendments to Certificate of Incorporation and Bylaws; Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of the Stockholders of Eastman Chemical Company (the “Company”) was held on May 6, 2010. There were 72,349,100 shares of common stock outstanding and entitled to be voted, and 60,289,121 of those shares (83.33% of the outstanding shares) were represented in person or by proxy, at the Annual Meeting.

Four items of business were acted upon by stockholders at the Annual Meeting:

•	election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Stockholders in 2013 and their successors are duly elected and qualified;

•	ratification of the action by the Audit Committee of the Board of Directors appointing PricewaterhouseCoopers LLP as independent auditors for the Company for the year ended December 31, 2010;

•	approval of an amendment to the Certificate of Incorporation of the Company to permit holders of 25% of shares to call a special meeting of stockholders; and

•	adoption of a stockholder proposal requesting that the Board of Directors take steps necessary to elect each director annually for a one year term.

The results of the voting on the election of directors were as follows:

Nominee	Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
Gary E. Anderson	54,458,835 (99.09%)	500,892 (0.91%)	276,206 (0.38%)	5,053,188 (6.98%)
Renée J. Hornbaker	48,499,478 (88.25%)	6,456,027 (11.75%)	280,428 (0.39%)	5,053,188 (6.98%)
Thomas H. McLain	48,802,669 (88.81%)	6,147,082 (11.19%)	286,182 (0.40%)	5,053,188 (6.98%)

Accordingly, each of the three nominees received a majority of votes cast in favor of that director's election and was elected.

The results of the voting on the ratification of the action by the Audit Committee of the Board of Directors appointing PricewaterhouseCoopers LLP as independent auditors for the Company for 2010 were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes
57,457,494 (95.79%)	2,524,786 (4.21%)	306,841 (0.42%)	n/a

Accordingly, a majority of votes was cast in favor of the proposal and the appointment of PricewaterhouseCoopers LLP as independent auditors was ratified.

The results of the voting on the proposed amendment to the Certificate of Incorporation of the Company to permit holders of 25% of shares to call a special meeting of stockholders were as follows:

Votes For (% of outstanding shares)	Votes Against (% of outstanding shares)	Abstentions (% of outstanding shares)	Broker Non-Votes
59,545,968 (82.30%)	413,961 (0.57%)	329,192 (0.46%)	n/a

Accordingly, a majority of outstanding shares were voted for the proposal and the amendment to the Certificate of Incorporation was adopted. The amendment to the Certificate of Incorporation, and a related amendment to the Company’s Bylaws, became effective on May 6, 2010 upon filing of a certificate of amendment with the Secretary of State of Delaware. The proposal for and text of the amendments to the Certificate of Incorporation and the Bylaws were disclosed in the definitive proxy statement filed by the Company on March 25, 2010. Complete copies of the Certificate of Incorporation and of the Bylaws as amended will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

The results of the voting on the stockholder proposal requesting that the Board of Directors take steps necessary to elect each director annually for a one year term were as follows:

Votes For (% of voted shares)	Votes Against (% of voted shares)	Abstentions (% of outstanding shares)	Broker Non-Votes (% of outstanding shares)
41,292,223 (75.24%)	13,591,767 (24.76%)	351,943 (0.49%)	5,053,188 (6.98%)

Accordingly, a majority of votes was cast in favor of this stockholder proposal and the proposal was adopted. The adoption of this stockholder proposal did not cause each director to be elected annually for a one year term; that would require that the Board and stockholders holding a majority of outstanding shares approve an amendment to the Company’s Certificate of Incorporation.

EASTMAN CHEMICAL COMPANY - EMN

Item 9.01(d) -- Exhibits

The following exhibits are filed pursuant to Item 9.01(d):

3(i) and (ii) -- Text of May 6, 2010 Amendments to Certificate of Incorporation and Bylaws (incorporated herein by reference to Appendix A to the Company’s 2010 Annual Meeting Proxy Statement)

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: May 10, 2010